UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Under the listing standards of the New York Stock Exchange, or NYSE, the NYSE may initiate suspension and delisting proceedings when a listed company such as Fannie Mae (formally, the Federal National Mortgage Association) fails to file an Annual Report on Form 10-K, with the Securities and Exchange Commission, or SEC, in a timely manner. Fannie Mae has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2005.

When a listed company has not filed its Annual Report on Form 10-K within six months following the due date of the filing, the NYSE, in its sole discretion, may allow the company’s securities to continue to trade for up to an additional six-month trading period. In determining whether to allow trading in a company’s securities to continue during this additional time period, the NYSE considers whether there is a reasonable expectation that the company will be able to resume timely filings in the future and also considers the company’s general financial status.

In general, the NYSE will begin suspension and delisting procedures if a listed company has not filed its Annual Report on Form 10-K by the end of the 12-month period following the due date for the filing. In its sole discretion, however, the NYSE may allow a company to continue its listing beyond the 12-month period in limited circumstances set forth in the NYSE’s listing standards. In making this determination, the NYSE will consider, in addition to the factors listed above, matters such as the company’s continuing compliance with the NYSE’s qualitative and quantitative listing standards, its progress in completing its financial statements and the extent to which the company has provided public information about its status and its progress in completing its financial statements. The NYSE’s listing standards require the NYSE to reevaluate its determination to continue the listing of a company that is a "late filer" once every three months and, if the NYSE reaffirms its decision to allow trading to continue, to advise the Securities and Exchange Commission of the reaffirmation and publish the reaffirmation on the NYSE’s website.

The NYSE previously granted Fannie Mae’s request for the continued listing of its common stock and other listed securities despite its status as a late filer. As part of its grant of this request, the NYSE has reviewed Fannie Mae’s listing status quarterly. On December 6, 2006, Fannie Mae filed its Annual Report on Form 10-K for the year ended December 31, 2004. Fannie Mae has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2005, which was due on March 15, 2006, or its quarterly reports on Form 10-Q for the first three quarters of 2005 and 2006. Until the company is current in its SEC periodic reporting requirements, Fannie Mae must receive relief from the NYSE in order to maintain its listing status.

On December 7, 2006, Fannie Mae received notice from the NYSE that the NYSE expects to complete its next quarterly review of the company by no later than December 31, 2006. In addition, the NYSE advised Fannie Mae that the NYSE will be required to make a determination regarding the company’s ability to continue trading if Fannie Mae does not file its Annual Report on Form 10-K for the year ended December 31, 2005 by March 15, 2007, which is 12 months after the original due date for that filing. The NYSE also advised Fannie Mae that, subject to Fannie Mae’s continued compliance with the other requirements for continued listing under these circumstances, the NYSE is prepared to permit the company to continue to trade its listed securities on the NYSE if Fannie Mae fails to file its 2005 Form 10-K with the SEC by March 15, 2007. The NYSE letter stated, however, that it had determined that Fannie Mae must file its 2005 Form 10-K by December 31, 2007 in order to continue to trade its securities on the NYSE. In its investor conference call on December 7, 2006, Fannie Mae announced that it planned to file its 2005 Form 10-K within 9 months from the date of that call.

Until Fannie Mae is current in its periodic filings with the SEC, the NYSE will continue to identify the company as a late filer on its website and also will disseminate on the consolidated tape an indicator of Fannie Mae’s late-filer status.

If the NYSE does not affirm its decision to allow trading of Fannie Mae’s listed securities to continue in any of its quarterly reviews, the company’s listed securities would become subject to NYSE trading suspension and delisting proceedings. Fannie Mae is engaged in regular discussions with the NYSE staff regarding the status of the preparation of its periodic reports required to be filed with the SEC and the company’s ability to maintain its listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 11, 2006	By:	Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel